Exhibit 99.1

News Release

Date:	May 23, 2007
FOR IMMEDIATE RELEASE

Contact:	Cheryl Moll
XETA Technologies
(918) 664-8200

XETA TECHNOLOGIES REPORTS

SECOND QUARTER RESULTS

Broken Arrow, OK - XETA Technologies (NASDAQ: XETA) today announced second quarter earnings of $0.208 million or $0.02 per share diluted, on revenues of $16.7 million for the period ended April 30, 2007.  This compares to earnings of $0.057 million or $0.01 per share diluted on revenues of $14.9 million for the quarter ended April 30, 2006.

For the six months ended April 30, 2007, the Company reported earnings of $0.378 million or $0.04 per share diluted on revenues of $32.7 million compared to a net loss of $0.084 million or $0.01 per share diluted on revenues of $27.6 million for the same period ended April 30, 2006.

 “We are very pleased with the results of the second quarter,” stated Jack Ingram, XETA CEO.  “Revenues of $16.7 million representing 12% year-over-year growth drove after-tax earnings to a level nearly quadrupling those of last year.  Our second quarter earnings of 2 cents per share and our year-to-date earnings of 4 cents per share were at the center of our previously set expectations.  We are also pleased with the balance of revenue growth.  Most of the growth came from the all-important Services portion of our business with all three Services sectors contributing significantly.  This growth coupled with solid increases in gross margins makes for very successful results.”

According to Greg Forrest, President and COO, “Increases in total Services revenues drove over 85% of the total revenue growth in the second quarter. Total Services revenues grew 21% year-over-year while Systems grew a more moderate 3% compared to last year.  Our growth in Services revenues continues to be consistent with annual expectations while Systems sales remain slightly above plan.  Historically, System sales are a less predicable part of our revenue model, but we remain cautiously optimistic about future growth in Systems sales.”

“Total Services revenues completed the first half of the year up 29% in year-over-year comparisons.  Even more impressive, our second quarter Services revenues represented the fifth straight quarter of sequential growth since embarking on an aggressive campaign to grow this segment of our business.”

“Our emphasis on the recurring portion of our commercial Managed Services business continues to produce results as evidenced by the 48% increase in these revenues in the second quarter compared to last year.  These recurring revenues are becoming a larger percentage of overall Services revenues, now accounting for 27% of total Services, up from 22% in the second quarter of fiscal 2006.  We will continue to focus on this predictable sector of our business through the acquisition of new customer relationships and the deepening of previously acquired accounts.”

“Structured Cabling and Implementation Services also contributed to total Services growth during the second quarter.  In the second quarter of fiscal 2007, Structured Cabling revenues increased 129% and Implementation revenues increased 23% compared to last year.  Both of these Services sectors are less predicable than our recurring Services business; however, Structured Cabling and Implementation revenues have shown consistent year-over-year growth in fiscal 2007.”

“Our year-to-date total gross profit margins of 25% are up 2 points compared to last year, with two main contributors to this improvement in profitability — a higher blend of Services revenues and an improved utilization of Services operations.  Year-to-date Services gross profit margins increased to 29% up from 25% a year earlier, reflecting these positive factors.”

“During the second quarter we announced our Nortel Service Innovation Award.  This award represents the commitment of our Sales and Services teams and our ability to execute consistent service levels for Fortune 1000 companies on behalf of Nortel. This is a tremendous achievement for XETA and an award we are extremely proud of. It is important to note that XETA was the only enterprise partner in the world to receive this award.”

Forrest concluded, “As stated previously, our main objective for fiscal 2007 is to acquire significant market share. We are progressing toward this objective through focus on our three key strategies — we have acquired new customers and are continuing to penetrate deeper into existing relationships; we are expanding our wholesale Services offering by continuing to partner with system integrators, network providers and manufacturers; and finally, we are aligning our organization and operations with our major manufacturers to drive further revenue growth.”

“As we move into the second half of our fiscal year,” said Ingram, “we expect continuation of the growth momentum we are seeing in our Services revenues.  Also, as historical trends would dictate, we expect growth in systems sales.  As such we remain very confident in our ability to deliver our extremely aggressive earnings growth target of 50% or greater for the year.  We are setting earnings expectations for the third quarter at 2 to 4 cents per share.”

XETA Technologies will host a conference call to discuss fiscal 2007 second-quarter results at 10 a.m. (TZ: Central) on Thursday, May 24, 2007.  The media, analysts and investors are invited to participate by dialing 877-209-0397.  A replay of the call will be available from 1:30 p.m. (TZ: Central) that day through 11:59 p.m. (TZ: Central) on May 31, 2007 by dialing 800-475-6701, access code 871102.

Condensed Consolidated Statements of Income

		Three Months Ended		Six Months Ended
		April 30,		April 30,
		2007	2006	2007	2006

Sales	Services	$8,793	$7,248	$17,569	$13,667
	Systems	7,762	7,556	14,789	13,258
	Other	134	90	381	652
	Total	16,689	14,894	32,739	27,577

Cost of Sales	Services	6,116	5,198	12,464	10,294
	Systems	5,927	5,724	11,235	9,842
	Other	447	436	890	1,129
	Total	12,490	11,358	24,589	21,265

Gross Profit		4,199	3,536	8,150	6,312

Gross Profit Margin		25%	24%	25%	23%

Operating Expense
Selling, general and administrative		3,713	3,315	7,241	6,142
Amortization		147	103	287	204
Total operating expenses		3,860	3,418	7,528	6,346

Income (loss) from Operations		339	118	622	(34)

Interest expense		—	(25)	(10)	(98)
Interest and other income		9	11	26	20
Total Interest and Other Expense		9	(14)	16	(78)

Income (loss) before provision for income taxes		348	104	638	(112)
Provision (benefit) for income taxes		140	47	260	(28)
Net Income (Loss) After Tax		$208	$57	$378	$(84)

Basic Earnings (Loss) Per Share		$0.02	$0.01	$0.04	$(0.01)
Diluted Earnings (Loss) Per Share		$0.02	$0.01	$0.04	$(0.01)
Wt. Avg. Common Shares Outstanding		10,215	10,215	10,215	10,202
Wt. Avg. Common Equivalent Shares		10,215	10,215	10,215	10,205

(The information is unaudited and is presented in thousands except percentages and per-share data.)

Consolidated Balance Sheet Highlights

			April 30, 2007	October 31, 2006
Assets	Current	Cash	$188	$174
		Receivables (net)	11,333	12,246
		Inventories (net)	5,880	4,943
		Other	1,805	1,362
		Subtotal	19,206	18,725

	Non-Current	PPE (net)	10,431	10,485
		Goodwill & Intangibles	26,516	26,563
		Other	149	140
		Subtotal	37,096	37,188

	Total Assets		$56,302	$55,913

Liabilities	Current	Revolving Line of Credit	$513	$3,119
		Accounts Payable	5,679	4,326
		Accrued Liabilities	3,509	2,994
		Unearned Revenue	2,393	1,803
		Notes Payable	171	172
		Subtotal	12,265	12,414

	Non-Current	Long Term Debt	1,440	1,526
		Noncurrent deferred tax liability	3,860	3,572
		Other	426	516
		Subtotal	5,726	5,614

	Total Liabilities		17,991	18,028

Equity			38,311	37,885

(The information is unaudited and is presented in thousands.)

Reconciliation of EBITDA to Net Income (Loss)

	Quarter Ending Apr 30th		Six Months Ending Apr 30th
	2007	2006	2007	2006

Net income (loss)	$208	$57	$378	$(84)
Interest	—	26	10	98
Provision (benefit) for income taxes	140	47	260	(28)
Depreciation	130	125	254	253
Amortization	147	102	287	204
EBITDA(*)	$625	$357	$1,189	$443

(The information is presented in thousands.)

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About XETA Technologies

XETA Technologies is a leading provider of enterprise-class communications solutions, installation and Services in the emerging, highly technical world of converged communications solutions for voice and data applications.   XETA has sales and service locations nationwide.  XETA is one of the largest providers of Avaya voice and data communication solutions and has recently added the Nortel voice and data product line.  XETA markets a line of proprietary call accounting systems to the hospitality industry and has long been recognized as the leading provider of call accounting solutions to that industry.  More information about XETA (NASDAQ:  XETA) is available at www.xeta.com.

The Company uses EBITDA (earnings before net interest, income taxes, depreciation and amortization) as part of its overall assessment and comparison of financial performance between accounting periods.  XETA believes that EBITDA is often used by the financial community as a method of measuring the Company’s performance and of evaluating the market value of companies considered to be in similar businesses.  EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income or cash provided by operating activities, as defined by accounting principles generally accepted in the United States (“GAAP”).  A reconciliation of EBITDA to net income is provided above.

This news release contains forward-looking statements, which are made subject to the provisions of the Private Securities Litigation Reform Act of 1995.  These include statements concerning expectations for growth in Systems sales and Services, as well as earnings expectations for the third quarter and the fiscal year.   These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to: the Company’s ability to continue to improve Systems sales while maintaining gross profit margins; the Company’s ability to continue to add new Service customers and produce acceptable gross margins on Services revenues; increased competition; the Company’s ability to successfully exploit the Nortel market and the long term success of the Company’s growth strategies; the Company’s ability to adapt to the increasing complexity and rapid changes in the products offered for sale; the Company’s dependence upon a single customer for the recent growth in its Managed Services offering; the impact of increased cell phone use by hotel guests upon the Company’s lodging customers’ decisions to maintain their call accounting service contracts; and the availability and retention of sales professionals and certified technicians.  Additional factors that could affect actual results are described in Item 1.A entitled “Risk Factors” contained in Part I of the Company’s Form 10-K for its fiscal  Year ended October 31, 2006, as updated in its Form 10-Q for the fiscal quarter ended January 31, 2007.